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                                                                    Exhibit 23.1




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our reports, included or incorporated by reference in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, Registration No. 33-31429, relating to the Company's 1989 Employee Stock Purchase Plan and Registration No. 33-56251, relating to the Company's 1994 Employee Stock Purchase Plan and Deferred Compensation Plan for Directors.




                                                            ARTHUR ANDERSEN LLP



Pittsburgh, Pennsylvania,
March 29, 1999